                          FUND PARTICIPATION AGREEMENT

         THIS AGREEMENT made as of the 24th day of January, 2001, by and between
NEUBERGER  BERMAN  ADVISERS   MANAGEMENT   TRUST  ("TRUST"),   NEUBERGER  BERMAN
MANAGEMENT INC. ("NB MANAGEMENT"),  a New York corporation, and SECURITY BENEFIT
LIFE INSURANCE  COMPANY ("LIFE  COMPANY"),  a life insurance  company  organized under the laws of the State of Kansas.

         WHEREAS,   TRUST  is  registered   with  the  Securities  and  Exchange
Commission  ("SEC")  under the  Investment  Company Act of 1940, as amended ("40
Act") as an open-end, diversified management investment company; and

         WHEREAS,  TRUST is  organized  as a series  fund  comprised  of several portfolios  ("Portfolios"),  the  currently  available  of which  are  listed on
Appendix A hereto; and

         WHEREAS,  TRUST was organized to act as the funding vehicle for certain variable life insurance and/or variable annuity contracts ("Variable Contracts")
offered by life  insurance  companies  through  separate  accounts  of such life insurance companies  ("Participating  Insurance  Companies") and also offers its shares to certain qualified pension and retirement plans; and

         WHEREAS,  TRUST has  received  an order from the SEC,  dated May 5,1995
(File  No.  812-9164),  granting  Participating  Insurance  Companies  and their separate accounts  exemptions from the provisions of Sections 9(a), 13(a), 15(a)
and 15(b) of the `40 Act, and Rules 6e-2(b)(15) and  6e-3(T)(b)(15)  thereunder, to the extent  necessary to permit  shares of the  Portfolios of the TRUST to be sold to and held by  variable  annuity  and  variable  life  insurance  separate accounts of both  affiliated  and  unaffiliated  life  insurance  companies  and certain qualified pension and retirement plans (the "Order"); and

         WHEREAS,  LIFE COMPANY has  established  or will  establish one or more separate  accounts  ("Separate  Accounts")  to offer  Variable  Contracts and is desirous of having  TRUST as one of the  underlying  funding  vehicles  for such
Variable Contracts; and

         WHEREAS,  NB  MANAGEMENT  is  registered  with the SEC as an investment adviser under the Investment  Advisers Act of 1940 and as a broker-dealer  under the Securities Exchange Act of 1934, as amended; and

         WHEREAS,  NB MANAGEMENT is the investment  manager and administrator of the  Portfolios of the Trust and  distributor of the shares of each Portfolio of
TRUST; and

         WHEREAS,  to the extent  permitted  by  applicable  insurance  laws and regulations,  LIFE  COMPANY  intends  to  purchase  shares  of TRUST to fund the aforementioned Variable Contracts and TRUST is authorized to sell such shares to
LIFE COMPANY at net asset value;

         NOW,  THEREFORE,  in  consideration  of  their  mutual  promises,  LIFE
COMPANY, TRUST, and NB MANAGEMENT agree as follows:

Article I. SALE OF TRUST SHARES

         1.1 TRUST agrees to make  available  to the  Separate  Accounts of LIFE
COMPANY shares of the selected Portfolios as listed in Appendix B for investment of  proceeds  from  Variable  Contracts  allocated  to the  designated  Separate
Accounts, such shares to be offered as provided in TRUST's Prospectus.

         1.2 TRUST agrees to sell to LIFE  COMPANY  those shares of the selected
Portfolios of TRUST which LIFE COMPANY orders,  executing such orders on a daily basis  at the net  asset  value  next  computed  after  receipt  by TRUST or its designee of the order for the shares of TRUST. For purposes of this Section 1.2,
LIFE COMPANY shall be the designee of TRUST for receipt of such orders from LIFE
COMPANY and receipt by such designee shall constitute receipt by TRUST; provided that TRUST receives  notice of such order by 9:30 a.m. New York time on the next following  Business Day. "Business Day" shall mean any day on which the New York
Stock  Exchange is open for trading and on which TRUST  calculates its net asset value pursuant to the rules of the SEC.

         1.3 TRUST agrees to redeem for cash,  on LIFE  COMPANY's  request,  any full or fractional shares of TRUST held by LIFE COMPANY, executing such requests on a daily basis at the net asset value next computed  after receipt by TRUST or its  designee of the request for  redemption.  For purposes of this Section 1.3,
LIFE  COMPANY  shall be the  designee  of TRUST  for  receipt  of  requests  for redemption  from LIFE  COMPANY and  receipt by such  designee  shall  constitute receipt  by TRUST;  provided  that TRUST  receives  notice of such  request  for redemption by 9:30 a.m. New York time on the next following Business Day.

         1.4 TRUST shall furnish,  on or before the ex-dividend  date, notice to
LIFE COMPANY of any income  dividends or capital gain  distributions  payable on the shares of any Portfolio of TRUST.  LIFE COMPANY hereby elects to receive all such  income  dividends  and  capital  gain  distributions  as are  payable on a
Portfolio's  shares in additional  shares of the  Portfolio.  TRUST shall notify
LIFE COMPANY of the number of shares so issued as payment of such  dividends and distributions.  LIFE  COMPANY  reserves  the right to revoke  this  election  by written notice to the Trust.

         1.5 TRUST  shall  make the net asset  value per share for the  selected
Portfolio(s)  available to LIFE  COMPANY on a daily basis as soon as  reasonably practicable  after the net asset value per share is calculated but shall use its best efforts to make such net asset value  available by 6:30 p.m. New York time.
If TRUST provides LIFE COMPANY with  materially  incorrect share net asset value information  through  no fault of LIFE  COMPANY,  LIFE  COMPANY on behalf of the
Separate  Accounts,  shall be entitled to an  adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value. Any material error  (determined in accordance  with SEC guidelines) in the calculation of net asset value per share,  dividend or capital gain  information  shall be reported promptly upon  discovery to LIFE COMPANY.  In the event that such material error is the result of the Trust's (or its designated  agents) gross  negligence,  the
Trust shall also be  responsible  for any of LIFE  COMPANY's  administrative  or other costs or losses incurred in correcting Variable Contract Owner accounts.

         1.6 At the  end of  each  Business  Day,  LIFE  COMPANY  shall  use the information  described in Section 1.5 to calculate  Separate Account unit values for the day.  Using these unit  values,  LIFE  COMPANY  shall  process each such business  day's  Separate  Account  transactions  based on requests and premiums received by it by 4:00 p.m. New York time to determine  the net dollar amount of
TRUST  shares  which shall be  purchased  or redeemed at that day's  closing net asset value per share. The net share purchase or redemption orders so determined shall be  transmitted to TRUST by LIFE COMPANY by 9:30 a.m. New York Time on the
Business Day next following LIFE COMPANY's receipt of such requests and premiums in accordance with the terms of Sections 1.2 and 1.3 hereof.

         1.7 If LIFE COMPANY's  order requests the net purchase of TRUST shares,
LIFE COMPANY shall pay for such purchase by wiring federal funds to TRUST or its designated  custodial  account on the day the order is actually  transmitted  by
LIFE COMPANY by 3 p.m. New York Time.  If LIFE  COMPANY's  order  requests a net redemption resulting in a payment of redemption proceeds to LIFE COMPANY,  TRUST shall  wire the  redemption  proceeds  to LIFE  COMPANY  on the day the order is actually  transmitted  by LIFE  COMPANY by 3 p.m.  New York Time unless doing so would  require  TRUST to dispose of  portfolio  securities  or  otherwise  incur additional  costs,  but in such event,  proceeds  shall be wired to LIFE COMPANY within  seven days and TRUST shall  notify the person  designated  in writing by
LIFE  COMPANY as the  recipient  for such notice of such delay by 3:00 p.m.  New
York Time the same business day that LIFE COMPANY transmits the redemption order to TRUST.  If LIFE  COMPANY's  order  requests  the  application  of  redemption proceeds from the redemption of shares to the purchase of shares of another fund administered or distributed by NB MANAGEMENT, TRUST shall so apply such proceeds on the same Business Day that LIFE COMPANY transmits such order to TRUST.

         1.8  Notwithstanding  Section 1.7,  TRUST reserves the right to suspend the right of  redemption  or postpone the date of payment or  satisfaction  upon redemption consistent with Section 22(e) of the 40 Act and any rules thereunder.

         1.9 TRUST  agrees  that all shares of the  Portfolios  of TRUST will be sold only to Participating  Insurance Companies which have agreed to participate in TRUST to fund their Separate Accounts and/or to certain qualified pension and other  retirement  plans,  all in accordance  with the  requirements  of Section
817(h) of the Internal  Revenue Code of 1986,  as amended  ("Code") and Treasury
Regulation 1.817-5.  Shares of the Portfolios of TRUST will not be sold directly to the general public.

         1.10 TRUST may refuse to sell shares of any Portfolio to any person, or suspend or terminate  the offering of the shares of any Portfolio if such action is required by law or by regulatory  authorities  having  jurisdiction or is, in the sole discretion of the Board of Trustees of TRUST,  acting in good faith and in light of its fiduciary  duties under federal and any  applicable  state laws, deemed  necessary  and  in  the  best  interests  of the  shareholders  of  such
Portfolios.

Article II.  REPRESENTATIONS AND WARRANTIES

         2.1  LIFE  COMPANY  represents  and  warrants  that it is an  insurance company duly organized and in good standing under the laws of Kansas and that it has legally and validly  established each Separate Account as a segregated asset account under such laws,  and that Security  Distributors,  Inc.,  the principal underwriter for the Variable  Contracts,  is registered as a broker-dealer under the Securities Exchange Act of 1934.

         2.2 LIFE COMPANY  represents  and warrants that it has  registered  or, prior to any  issuance or sale of the Variable  Contracts,  will  register  each
Separate  Account as a unit  investment  trust  ("UIT") in  accordance  with the provisions  of the `40  Act  and  cause  each  Separate  Account  to  remain  so registered to serve as a segregated  asset  account for the Variable  Contracts, unless an exemption from registration is available.

         2.3 LIFE COMPANY  represents  and warrants that the Variable  Contracts will be registered  under the  Securities  Act of 1933 (the "`33 Act") unless an exemption from  registration  is available  prior to any issuance or sale of the
Variable  Contracts and that the Variable  Contracts  will be issued and sold in compliance in all material  respects with all applicable  federal and state laws and further that the sale of the Variable Contracts shall comply in all material respects with state insurance law suitability requirements.

         2.4 LIFE COMPANY  represents  and warrants that the Variable  Contracts are  currently  and at the time of issuance  will be treated as life  insurance, endowment or annuity contracts under applicable  provisions of the Code, that it will maintain  such  treatment  and that it will notify TRUST  immediately  upon having a reasonable basis for believing that the Variable  Contracts have ceased to be so treated or that they might not be so treated in the future.

         2.5 LIFE COMPANY  represents  and warrants  that it shall  deliver such
prospectuses,   statements  of  additional  information,  proxy  statements  and periodic  reports of the Trust as  required  to be  delivered  under  applicable federal  or state  law and  interpretations  of  federal  and  state  securities regulators  thereunder in connection with the offer,  sale or acquisition of the
Variable Contracts.

         2.6 TRUST represents and warrants that the Portfolio shares offered and sold pursuant to this Agreement will be registered under the `33 Act and sold in accordance  with all  applicable  federal  and state  laws,  and TRUST  shall be registered under the `40 Act prior to and at the time of any issuance or sale of such shares. TRUST shall amend its registration  statement under the `33 Act and the `40 Act from  time to time as  required  in order to effect  the  continuous offering of its shares.  TRUST shall register and qualify its shares for sale in accordance  with the laws of the  various  states  to the  extent  necessary  to perform its obligations under this Agreement.

         2.7  TRUST  represents  and  warrants  that  each  Portfolio  currently complies, and will continue to comply with the diversification  requirements set forth in Section 817(h) of the Code, and the rules and  regulations  thereunder, including without  limitation  Treasury  Regulation 1.817-5 (or any successor or similar  provisions),  and will notify LIFE  COMPANY  immediately  upon having a reasonable  basis for  believing any Portfolio has ceased to comply or might not so comply and will immediately take all reasonable steps to adequately diversify the  Portfolio  to  achieve  compliance  within  the grace  period  afforded  by
Regulation 1.817-5.

         2.8 TRUST  represents and warrants that each  Portfolio  invested in by the Separate Account is currently qualified as a "regulated  investment company"
under  Subchapter  M of the Code,  that it  maintain  such  qualification  under
Subchapter  M (or any  successor  or similar  provisions)  and will  notify LIFE
COMPANY  immediately  upon having a reasonable basis for believing any Portfolio has ceased to so qualify or might not so qualify in the future.

         2.9 LIFE  COMPANY  hereby  consents to the use by TRUST of the name and telephone  number  of  LIFE  COMPANY  and  to  the  reference  by  TRUST  to the relationship  between LIFE COMPANY and TRUST as part of an informational page on
Trust's  site on the World Wide Web portion of the  Internet.  The LIFE  COMPANY hereby further consents to Trust's  establishing a link between Trust's site and
LIFE  COMPANY's  site from the same place that LIFE COMPANY is listed on Trust's site as described in the preceding sentence.

         2.10 The Trust represents that to the extent that it decides to finance distribution  expenses pursuant to Rule 12b-1 under the 1940 Act, it will have a board of trustees,  a majority of whom are not interested  persons of the Trust, to  formulate  and  approve  any plan under  Rule 12b-1 to finance  distribution expenses.

         2.11 The Trust represents that the Trust's  investment  policies,  fees and expenses are and shall at all times  remain in  compliance  with the laws of the State of Kansas and the Trust represents that its respective  operations are and shall at all times remain in material  compliance with the laws of the State of Kansas to the extent required to perform this Agreement.

         2.12 The Trust  represents  that it is lawfully  organized  and validly existing  under  the  laws of the  State of  Delaware  and that it does and will comply in all material respects with the 1940 Act.

         2.13 NB Management  represents and warrants that it is a member in good standing  of the NASD and is  registered  as a  broker-dealer  with the SEC.  NB
Management further represents that it will sell and distribute the Trust's share in accordance with the laws of the State of Kansas and any applicable  state and federal securities law.

         2.14 The trust  represents and warrants that its  directors,  officers, employees  dealing with the money and/or  securities  of the Trust are and shall continue  to be at all times  covered  by a  blanket  fidelity  bond or  similar coverage  for the  benefit of the Trust in an amount  not less than the  minimum coverage as required by Rule 17g-(1) under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid  blanket fidelity bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

         2.15 NB Management  represents and warrants that it is registered as an investment adviser and shall remain duly registered under all applicable federal and state  securities  laws and that it shall  perform its  obligations  for the
Trust in  compliance  in all  material  respects  with the laws of the  State of
Kansas and any applicable state and federal securities laws.

         2.16 Each party represents and warrants that the execution and delivery of this Agreement and the consummation of the transactions  contemplated  herein have been duly  authorized  by all  necessary  corporate,  partnership  or trust action, as applicable,  by such party, and, when so executed and delivered, this
Agreement will be the valid and binding  obligation of such party enforceable in accordance with its terms.

Article III.  PROSPECTUS AND PROXY STATEMENTS

         3.1 TRUST shall prepare and be responsible  for filing with the SEC and any state  regulators  requiring such filing all shareholder  reports,  notices, proxy materials (or similar  materials such as voting  instruction  solicitation materials),  prospectuses  and  statements of additional  information  of TRUST.
TRUST shall bear the costs of registration  and  qualification  of shares of the
Portfolios,  preparation and filing of the documents  listed in this Section 3.1 and all taxes to which an issuer is subject on the  issuance and transfer of its shares.

         3.2 TRUST  will bear the  printing  costs (or  duplicating  costs  with respect to the statement of additional information) and mailing costs associated with the delivery of the following  TRUST (or individual  Portfolio)  documents, and any  supplements  thereto,  to  existing  Variable  Contract  owners of LIFE
COMPANY  (regardless  of whether such  documents are printed  together  with, or separate from, the documents for other trusts in the Variable Contracts):

              (i)  prospectuses and statements of additional information;

              (ii) annual and semi-annual reports; and

              (iii)proxy  materials  (including,  but not  limited to, the proxy cards, notice and statement,  as well as the costs associated with tabulating votes).

                  LIFE COMPANY will submit any bills for  printing,  duplicating and/or mailing costs,  relating to the TRUST documents described above, to TRUST for  reimbursement by TRUST. LIFE COMPANY shall monitor such costs and shall use its best efforts to control  these costs.  LIFE COMPANY will provide  TRUST on a semi-annual  basis, or more frequently as reasonably  requested by TRUST, with a current  tabulation of the number of existing  Variable  Contract owners of LIFE
COMPANY whose Variable  Contract  values are invested in TRUST.  This tabulation will be sent to  TRUST  in the  form of a  letter  signed  by a duly  authorized officer of LIFE COMPANY  attesting to the accuracy of the information  contained in the letter.  If  requested  by LIFE  COMPANY,  the TRUST shall  provide  such documentation  (including a final copy of the TRUST's  prospectus as set in type or in  camera-ready  copy) and other  assistance as is  reasonably  necessary in order for LIFE COMPANY to print together in one document the current  prospectus for the Variable Contracts issued by LIFE COMPANY and the current prospectus for the TRUST.  Should LIFE COMPANY wish to print any of these documents in a format different  from that  provided by TRUST,  LIFE COMPANY  shall provide Trust with sixty (60) days'  prior  written  notice  and LIFE  COMPANY  shall bear the cost associated with any format change.

         3.3 TRUST will provide, at its expense, LIFE COMPANY with the following
TRUST (or individual  Portfolio)  documents,  and any supplements thereto,  with respect to prospective Variable Contract owners of LIFE COMPANY:

              (i)  camera-ready  copy of the current  prospectus for printing by the LIFE COMPANY;

              (ii) a copy of the  statement of additional  information  suitable for duplication;

              (iii)camera-ready  copy of proxy  material  suitable for printing;
                   and

              (iv) camera-ready  copy of the annual and semi-annual  reports for printing by the LIFE COMPANY.

         3.4 TRUST will provide LIFE COMPANY with at least one complete  copy of all prospectuses,  statements of additional information,  annual and semi-annual
reports,  proxy  statements,   exemptive  applications  and  all  amendments  or
supplements to any of the above that relate to the Portfolios promptly after the filing of each such document with the SEC or other  regulatory  authority.  LIFE
COMPANY will provide TRUST with at least one complete copy of all  prospectuses, statements of additional  information,  annual and  semi-annual  reports,  proxy statements,  exemptive  applications and all amendments or supplements to any of the above that relate to a Separate  Account  promptly  after the filing of each such document with the SEC or other regulatory authority.

Article IV.  SALES MATERIALS

         4.1 LIFE COMPANY will furnish, or will cause to be furnished,  to TRUST and NB MANAGEMENT,  each piece of sales literature or other promotional material in which TRUST or NB MANAGEMENT is named,  at least five (5) Business Days prior to its intended  use. No such  material  will be used if TRUST or NB  MANAGEMENT objects to its use in writing  within five (5)  Business  Days after  receipt of such material.

         4.2  TRUST  and  NB  MANAGEMENT  will  furnish,  or  will  cause  to be furnished,  to LIFE COMPANY, each piece of sales literature or other promotional material in which LIFE COMPANY or its Separate Accounts are named, at least five
(5) Business  Days prior to its intended  use. No such  material will be used if
LIFE COMPANY  objects to its use in writing  within five (5) Business Days after receipt of such material.

         4.3 TRUST and its affiliates and agents shall not give any  information or make any  representations  on  behalf  of LIFE  COMPANY  or  concerning  LIFE
COMPANY,  the  Separate  Accounts,  or the  Variable  Contracts  issued  by LIFE
COMPANY,   other  than  the  information  or  representations   contained  in  a
registration  statement  or  prospectus  for such  Variable  Contracts,  as such registration  statement and prospectus may be amended or supplemented  from time to time,  or in  reports  of the  Separate  Accounts  or  reports  prepared  for distribution  to owners of such Variable  Contracts,  or in sales  literature or other promotional material approved by LIFE COMPANY or its designee, except with the written permission of LIFE COMPANY.

         4.4 LIFE  COMPANY  and its  affiliates  and  agents  shall not give any information or make any  representations  on behalf of TRUST or concerning TRUST other  than the  information  or  representations  contained  in a  registration statement or prospectus for TRUST, as such registration statement and prospectus may be amended or  supplemented  from time to time,  or in sales  literature  or other promotional  material  approved by TRUST or its designee,  except with the written permission of TRUST.

         4.5 For purposes of this  Agreement,  the phrase  "sales  literature or other  promotional  material"  or  words  of  similar  import  include,  without limitation,  advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television,  telephone or tape recording,  videotape  display,  signs or billboards,  motion  pictures or other public media), sales literature (such as any written  communication  distributed or made  generally  available to customers or the public,  including  brochures, circulars,  research reports,  market letters,  form letters,  seminar texts, or reprints or excerpts of any other advertisement,  sales literature, or published article),  educational or training materials or other communications distributed or made  generally  available to some or all agents or  employees,  registration statements,  prospectuses,  statements  of additional  information,  shareholder
reports  and  proxy  materials,   and  any  other  material  constituting  sales
literature or advertising under National Association of Securities Dealers, Inc.
rules, the `40 Act or the `33 Act.

Article V. POTENTIAL CONFLICTS

         5.1 The Board of Trustees of TRUST (the "Board") will monitor TRUST for the existence of any material  irreconcilable  conflict between the interests of the  Variable  Contract  owners  of  Participating  Insurance  Company  Separate
Accounts  investing in the TRUST. A material  irreconcilable  conflict may arise for a variety of reasons,  including:  (a) state insurance  regulatory authority action;  (b) a  change  in  applicable  federal  or  state  insurance,  tax,  or securities laws or regulations,  or a public ruling,  private letter ruling,  or any similar action by insurance, tax, or securities regulatory authorities;  (c)
an  administrative  or judicial  decision in any  relevant  proceeding;  (d) the manner in which the investments of the TRUST are being managed; (e) a difference in voting  instructions  given by variable  annuity and variable life  insurance contract  owners or by  contract  owners of  different  Participating  Insurance
Companies;  or (f) a decision by a Participating  Insurance Company to disregard voting instructions of Variable Contract owners.

         5.2 LIFE COMPANY will report any potential or existing conflicts to the
Board.  LIFE COMPANY will be responsible for assisting the Board in carrying out its responsibilities  under the Conditions set forth in the notice issued by the
SEC for the  TRUST on April 12,  1995 (the  "Notice")  (Investment  Company  Act
Release No.  21003),  , by providing the Board with all  information  reasonably necessary for it to consider any issues raised.  This  responsibility  includes, but is not  limited  to, an  obligation  by LIFE  COMPANY  to  inform  the Board whenever  Variable  Contract owner voting  instructions  are disregarded by LIFE
COMPANY.  These  responsibilities  will be  carried  out with a view only to the interests of the Variable Contract owners.

         5.3 If a  majority  of the  Board or a  majority  of its  disinterested trustees determines that a material  irreconcilable  conflict exists,  affecting the LIFE  COMPANY,  LIFE  COMPANY,  at its expense and to the extent  reasonably practicable (as determined by a majority of disinterested  trustees),  will take any steps necessary to remedy or eliminate the irreconcilable material conflict, including:  (a) withdrawing the assets  allocable to some or all of the Separate
Accounts from the TRUST or any Portfolio thereof and reinvesting those assets in a different  investment medium,  which may include another Portfolio of TRUST or another  investment  company or  submitting  the  question  as to  whether  such segregation  should be implemented to a vote of all affected  Variable  Contract owners and, as  appropriate,  segregating  the assets of any  appropriate  group
(i.e.,  Variable  Contract  owners  of  one  or  more  Participating   Insurance
Companies) that votes in favor of such segregation,  or offering to the affected
Variable  Contract  owners  the  option  of  making  such  a  change;   and  (b)
establishing a new registered  management investment company or managed separate account. If a material  irreconcilable conflict arises because of LIFE COMPANY's decision to disregard  Variable  Contract  owner voting  instructions,  and that decision  represents a minority position or would preclude a majority vote, LIFE
COMPANY may be required,  at the election of the TRUST, to withdraw its Separate
Account's investment in the TRUST, and no charge or penalty will be imposed as a result of such withdrawal. The responsibility to take such remedial action shall be  carried  out with a view  only to the  interests  of the  Variable  Contract owners.

         For the purposes of this  Section 5.3, a majority of the  disinterested members  of the  Board  shall  determine  whether  or not  any  proposed  action adequately remedies any material  irreconcilable  conflict, but in no event will the TRUST or NB  MANAGEMENT  (or any other  investment  adviser of the TRUST) be required to establish a new funding medium for any Variable  Contract.  Further,
LIFE  COMPANY  shall not be  required  by this  Section  5.3 to  establish a new funding medium for any Variable Contract if any offer to do so has been declined by a vote of a majority of Variable Contract owners  materially  affected by the irreconcilable material conflict.

         5.4  The  Board's   determination   of  the  existence  of  a  material
irreconcilable conflict and its implications shall be made known promptly and in writing to LIFE COMPANY.

         5.5 No less than annually,  LIFE COMPANY shall submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations  imposed upon it by these  Conditions.  Such reports,  materials,  and data  shall be  submitted  more  frequently  if deemed appropriate by the Board.

Article VI.  VOTING

         6.1 LIFE COMPANY will provide  pass-through  voting  privileges  to all
Variable  Contract  owners so long as the SEC continues to interpret the `40 Act as  requiring  pass-through  voting  privileges  for Variable  Contract  owners.
Accordingly,  LIFE COMPANY, where applicable,  will vote shares of TRUST held in its Separate  Accounts in a manner  consistent with voting  instructions  timely received from its Variable Contract owners. LIFE COMPANY will be responsible for assuring  that  each  of  its  Separate  Accounts  that  participates  in  TRUST calculates  voting  privileges  as follows.  LIFE COMPANY  shall vote shares for which it has not received timely voting instructions, as well as shares it owns, in the same proportion as it votes those shares for which it has received voting instructions.

         6.2 If and to the extent  Rule 6e-2 and Rule  6e-3(T) are  amended,  or
Rule 6e-3 is adopted,  to provide exemptive relief from any provision of the `40
Act or the rules  thereunder  with respect to mixed and shared  funding on terms and conditions  materially  different from any exemptions  granted in the Order, then TRUST and/or LIFE COMPANY, as appropriate,  shall take such steps as may be necessary to comply with Rule 6e-2 and Rule 6e-3(T), as amended,  and Rule 6e-3, as adopted, to the extent such Rules are applicable.

Article VII.  INDEMNIFICATION

         7.1  INDEMNIFICATION BY LIFE COMPANY.  LIFE COMPANY agrees to indemnify and hold harmless TRUST and NB MANAGEMENT and each of their Trustees, directors, officers, employees and agents and each person, if any, who controls TRUST or NB
MANAGEMENT  within the meaning of Section 15 of the `33 Act  (collectively,  the
"Indemnified  Parties"  for  purposes of this  Article  VII) against any and all losses, claims, damages,  liabilities (including amounts paid in settlement with the written  consent of LIFE COMPANY,  which  consent shall not be  unreasonably withheld)  or  litigation  (including  legal and other  expenses),  to which the
Indemnified Parties may become subject under any statute,  regulation, at common law or  otherwise,  insofar as such  losses,  claims,  damages,  liabilities  or expenses (or actions in respect thereof) or settlements:

              (a)  arise  out of or are  based  upon any  untrue  statements  or alleged  untrue  statements of any material fact contained in the Registration Statement,  prospectus,  or sales literature for the  Variable  Contracts  or  contained  in the  Variable
                   Contracts  (or  any  amendment  or  supplement  to any of the foregoing), or arise out of or are based upon the omission or the  alleged  omission  to  state  therein  a  material  fact required  to be  stated  therein  or  necessary  to make  the
                   statements   therein  not  misleading,   provided  that  this
                   agreement to indemnify  shall not apply as to any Indemnified
                   Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity  with information  furnished  to LIFE  COMPANY  by or on  behalf of
                   TRUST for use in the  registration  statement,  prospectus or sales  literature  for  the  Variable  Contracts  or  in  the
                   Variable  Contracts  (or  any  amendment  or  supplement)  or otherwise for use in connection with the sale of the Variable
                   Contracts or TRUST shares; or

              (b)  arise out of or as a result of statements or  representations
                   (other than  statements or  representations  contained in the registration  statement,  prospectus  or sales  literature of
                   TRUST not  supplied  by LIFE  COMPANY,  or persons  under its control)  or wrongful  conduct of LIFE  COMPANY or any of its directors, officers, employees or agents, with respect to the sale or  distribution  of the  Variable  Contracts  or  TRUST shares; or

              (c)  arise out of any untrue statement or alleged untrue statement of a material  fact  contained in a  registration  statement, prospectus,  or sales  literature  of TRUST or any  amendment thereof  or  supplement  thereto or the  omission  or alleged omission  to state  therein a material  fact  required  to be stated  therein or necessary to make the  statements  therein not  misleading if such statement or omission or such alleged statement  or  omission  was  made in  reliance  upon  and in conformity with information  furnished to TRUST for inclusion therein by or on behalf of LIFE COMPANY; or

              (d)  arise  as  a  result  of  any  failure  by  LIFE  COMPANY  to substantially  provide the services and furnish the materials under the terms of this Agreement; or

              (e)  arise  out of or  result  from  any  material  breach  of any representation  and/or  warranty made by LIFE COMPANY in this
                   Agreement  or arise out of or result from any other  material breach of this Agreement by LIFE COMPANY.

         7.2  LIFE  COMPANY  shall  not be  liable  under  this  indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed  against an  Indemnified  Party as such may arise from such
Indemnified Party's willful  misfeasance,  bad faith, or gross negligence in the performance of such Indemnified  Party's duties or by reason of such Indemnified
Party's  reckless  disregard of obligations or duties under this Agreement or to
TRUST, whichever is applicable.

         7.3  LIFE  COMPANY  shall  not be  liable  under  this  indemnification provision  with  respect to any claim made against an  Indemnified  Party unless such  Indemnified  Party shall have  notified  LIFE COMPANY in writing  within a
reasonable   time  after  the  summons  or  other  first  legal  process  giving information  of the  nature  of the  claim  shall  have  been  served  upon such
Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify LIFE COMPANY of any such claim shall not relieve LIFE COMPANY from any  liability  which it may have to the Indemnified  Party against whom such action is brought  otherwise than on account of this  indemnification  provision.  In case any such action is brought against an Indemnified  Party,  LIFE COMPANY shall be entitled to participate at its own  expense  in the  defense of such  action.  LIFE  COMPANY  also shall be entitled to assume the defense thereof, with counsel reasonably  satisfactory to the party named in the action.  After  notice from LIFE COMPANY to such party of
LIFE COMPANY's  election to assume the defense  thereof,  the Indemnified  Party shall bear the fees and expenses of any additional  counsel  retained by it, and
LIFE COMPANY will not be liable to such party under this Agreement for any legal
or  other  expenses   subsequently  incurred  by  such  party  independently  in
connection   with  the  defense   thereof   other  than   reasonable   costs  of
investigation.

         7.4 INDEMNIFICATION BY NB MANAGEMENT. NB MANAGEMENT agrees to indemnify and hold harmless LIFE COMPANY and each of its directors,  officers,  employees, and agents and each person, if any, who controls LIFE COMPANY within the meaning of Section 15 of the `33 Act  (collectively,  the "Indemnified  Parties" for the purposes of this  Article  VII)  against any and all  losses,  claims,  damages, liabilities (including amounts paid in settlement with the written consent of NB
MANAGEMENT  which  consent  shall not be  unreasonably  withheld) or  litigation
(including legal and other expenses) to which the Indemnified Parties may become subject under any statute, or regulation, at common law or otherwise, insofar as such losses,  claims,  damages,  liabilities  or expenses (or actions in respect thereof) or settlements:

             (a)  arise out of or are based upon any untrue statement or alleged untrue  statement  of  any  material  fact  contained  in  the registration  statement,  prospectus  or sales  literature  of
                  TRUST  (or  any   amendment  or   supplement  to  any  of  the
                  foregoing),  or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be  stated  therein  or  necessary  to make the  statements therein  not  misleading,  provided  that  this  agreement  to indemnify shall not apply as to any Indemnified  Party if such statement  or omission or such  alleged  statement or omission was made in reliance upon and in conformity  with  information furnished  to NB  MANAGEMENT  or TRUST by or on behalf of LIFE
                  COMPANY for use in the  registration  statement or  prospectus for  TRUST  or  in  sales  literature  (or  any  amendment  or supplement)  or otherwise for use in connection  with the sale of the Variable Contracts or TRUST shares; or

             (b)  arise out of or as a result of statements  or  representations
                  (other than  statements  or  representations  contained in the registration statement, prospectus or sales literature for the
                  Variable  Contracts  not supplied by NB  MANAGEMENT or persons under  its  control)  or  wrongful  conduct  of  TRUST  or  NB
                  MANAGEMENT or persons under their control, with respect to the sale  or  distribution  of the  Variable  Contracts  or  TRUST shares; or

             (c)  arise out of any untrue  statement or alleged untrue statement of a material  fact  contained  in a  registration  statement,
                  prospectus,   or  sales   literature   covering  the  Variable
                  Contracts,  or any amendment thereof or supplement thereto, or the omission or alleged  omission to state  therein a material fact  required to be stated  therein or  necessary to make the statements  therein  not  misleading,  if  such  statement  or omission or such  alleged  statement  or omission  was made in reliance upon and in conformity with information  furnished to
                  LIFE COMPANY for  inclusion  therein by or on behalf of TRUST;
                  or

             (d)  arise as a result of (i) a failure  by TRUST to  substantially provide the services and furnish the materials under the terms of  this  Agreement;  or  (ii)  a  failure  by a  Portfolio(s)
                  invested  in by  the  Separate  Account  to  comply  with  the diversification requirements of Section 817(h) of the Code; or
                  (iii) a failure by a Portfolio(s)  invested in by the Separate
                  Account to qualify as a "regulated  investment  company" under
                  Subchapter M of the Code; or

             (e)  arise  out  of or  result  from  any  material  breach  of any representation  and/or warranty made by NB MANAGEMENT or TRUST in this  Agreement  or arise out of or  result  from any other material breach of this Agreement by NB MANAGEMENT or TRUST.

         7.5 NB  MANAGEMENT  shall  not be  liable  under  this  indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an  Indemnified  Party  would  otherwise  be  subject by reason of such
Indemnified Party's willful  misfeasance,  bad faith, or gross negligence in the performance of such Indemnified  Party's duties or by reason of such Indemnified
Party's reckless  disregard of obligations and duties under this Agreement or to
LIFE COMPANY.

         7.6 NB  MANAGEMENT  shall  not be  liable  under  this  indemnification provision  with  respect to any claim made against an  Indemnified  Party unless such  Indemnified  Party shall have notified NB  MANAGEMENT in writing  within a
reasonable   time  after  the  summons  or  other  first  legal  process  giving information  of the  nature  of the  claim  shall  have  been  served  upon such
Indemnified Party (or after such Indemnified Party shall have received notice of such service on any  designated  agent),  but failure to notify NB MANAGEMENT of any such claim shall not relieve NB MANAGEMENT  from any liability  which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified  Parties, NB MANAGEMENT shall be entitled to participate at its own expense in the defense thereof.  NB MANAGEMENT also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named  in the  action.  After  notice  from NB  MANAGEMENT  to such  party of NB
MANAGEMENT's election to assume the defense thereof, the Indemnified Party shall bear the fees and  expenses  of any  additional  counsel  retained by it, and NB
MANAGEMENT  will not be liable to such party under this  Agreement for any legal
or  other  expenses   subsequently  incurred  by  such  party  independently  in
connection   with  the  defense   thereof   other  than   reasonable   costs  of
investigation.

         7.7 The provision of this Article VII shall survive the  termination of this Agreement.

Article VIII.  TERM; TERMINATION

         8.1 This  Agreement  shall be effective as of the date hereof and shall continue in force until terminated in accordance with the provisions herein.

         8.2 This  Agreement  shall  terminate in accordance  with the following provisions:

              (a)  At the  option of LIFE  COMPANY or TRUST at any time from the date hereof upon 180 days'  notice,  unless a shorter time is agreed to by the parties;

              (b)  At the  option  of LIFE  COMPANY,  if  TRUST  shares  are not reasonably available to meet the requirements of the Variable
                   Contracts as  determined  by LIFE  COMPANY.  Prompt notice of election to terminate  shall be  furnished  by LIFE  COMPANY, said  termination  to be effective  ten days after receipt of notice  unless TRUST makes  available a sufficient  number of shares to reasonably  meet the  requirements  of the Variable
                   Contracts within said ten-day period;

              (c)  At the option of LIFE COMPANY, upon the institution of formal proceedings  against  TRUST or NB  MANAGEMENT by the SEC, the
                   National  Association  of  Securities  Dealers,  Inc., or any
                   other  regulatory  body, the expected or anticipated  ruling, judgment  or  outcome  of  which  would,  in  LIFE  COMPANY's
                   reasonable   judgment,   materially   impair  TRUST's  or  NB
                   MANAGEMENT's  ability to meet and  perform  their  respective obligations and duties  hereunder.  Prompt notice of election to  terminate  shall be  furnished  by LIFE COMPANY with said termination to be effective upon receipt of notice;

              (d)  At the  option  of  TRUST,  upon the  institution  of  formal proceedings  against  LIFE  COMPANY by the SEC,  the National
                   Association  of  Securities  Dealers,   Inc.,  or  any  other
                   regulatory body, the expected or anticipated ruling, judgment or outcome of which would,  in TRUST's  reasonable  judgment, materially  impair LIFE COMPANY's ability to meet and perform its  obligations  and  duties  hereunder.  Prompt  notice  of election to  terminate  shall be furnished by TRUST with said termination to be effective upon receipt of notice;

              (e)  At the option of LIFE COMPANY,  in the event  TRUST's  shares are  not  registered,  issued  or  sold  in  accordance  with applicable  state or federal law, or such law  precludes  the use of such  shares as the  underlying  investment  medium of
                   Variable  Contracts  issued or to be issued by LIFE  COMPANY.
                   Termination  shall be  effective  immediately  upon notice to
                   TRUST;

              (f)  At the  option of TRUST if the  Variable  Contracts  cease to qualify as annuity contracts or life insurance contracts,  as applicable,  under the Code, or if TRUST reasonably  believes
                   that  the  Variable   Contracts   may  fail  to  so  qualify.
                   Termination shall be effective upon receipt of notice by LIFE
                   COMPANY;

              (g)  At the option of LIFE  COMPANY,  upon  TRUST's  breach of any material  provision of this  Agreement,  which breach has not been cured to the  satisfaction  of LIFE  COMPANY  within ten days after  written  notice of such  breach is  delivered  to
                   TRUST;

              (h)  At the  option of TRUST,  upon LIFE  COMPANY's  breach of any material  provision of this  Agreement,  which breach has not been cured to the satisfaction of TRUST within ten days after written notice of such breach is delivered to LIFE COMPANY;

              (i)  At the option of TRUST,  if the  Variable  Contracts  are not registered,  issued  or sold in  accordance  with  applicable federal  and/or  state law.  Termination  shall be  effective immediately  upon  such  occurrence  without  notice  to LIFE
                   COMPANY;

              (j)  At the option of LIFE COMPANY in the event that any Portfolio ceases to qualify as a  Regulated  Investment  Company  under
                   Subchapter  M of the Code or under any  successor  or similar provision,  or if LIFE COMPANY  reasonably  believes that any
                   Portfolio  may  fail  to so  qualify.  Termination  shall  be effective immediately upon notice to the TRUST;

              (k)  At the option of LIFE COMPANY in the event that any Portfolio fails to meet the diversification  requirements  specified in
                   Article II hereof or if LIFE COMPANY reasonably believes that
                   any   Portfolio   may  fail  to  meet  such   diversification
                   requirements. Termination shall be effective immediately upon notice to the TRUST;

              (l)  In the event this  Agreement  is  assigned  without the prior written  consent of LIFE COMPANY,  TRUST,  and NB MANAGEMENT,
                   termination   shall  be  effective   immediately   upon  such
                   occurrence without notice.

         8.3  Notwithstanding  any  termination  of this  Agreement  pursuant to
Section 8.2 hereof, TRUST shall, at the option of the LIFE COMPANY,  continue to make available  additional TRUST shares,  as provided below, for so long as LIFE
COMPANY desires pursuant to the terms and conditions of this Agreement,  for all
Variable  Contracts  in  effect on the  effective  date of  termination  of this
Agreement  (hereinafter  referred  to as  "Existing  Contracts").  Specifically, without  limitation,  if LIFE COMPANY so elects to make additional  TRUST shares available, the owners of the Existing Contracts or LIFE COMPANY, whichever shall have legal  authority to do so, shall be permitted to reallocate  investments in
TRUST,  redeem  investments  in TRUST and/or invest in TRUST upon the payment of additional premiums under the Existing Contracts.  In the event of a termination of this Agreement pursuant to Section 8.2 hereof,  LIFE COMPANY,  as promptly as is  practicable  under the  circumstances,  shall notify TRUST and NB MANAGEMENT whether LIFE COMPANY  elects to continue to make TRUST  shares  available  after such  termination.  If TRUST  shares  continue to be made  available  after such termination, the provisions of this Agreement shall remain in effect.

         8.4 Except as necessary to implement  Variable Contract owner initiated transactions,  or as  required  by state  insurance  laws or  regulations,  LIFE
COMPANY shall not redeem the shares  attributable to the Variable  Contracts (as opposed to the shares attributable to LIFE COMPANY's assets held in the Separate
Accounts or invested  directly),  and LIFE  COMPANY  shall not prevent  Variable
Contract  owners from  allocating  payments to a  Portfolio  that was  otherwise available  under the Variable  Contracts,  until thirty (30) days after the LIFE
COMPANY shall have notified TRUST of its intention to do so.

Article IX.  NOTICES

         Any notice  hereunder  shall be given by registered  or certified  mail return  receipt  requested  to the other  party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to TRUST or NB MANAGEMENT:

          Neuberger Berman Management Inc.
          605 Third Avenue
          New York, NY 10158-0006
          Attention: Ellen Metzger, General Counsel

          If to LIFE COMPANY:

          Security Benefit Life Insurance Company
          700 SW Harrison
          Topeka, Kansas 66636
          Attention:  General Counsel

         Notice shall be deemed given on the date of receipt by the addressee as evidenced by the return receipt.

Article X. MISCELLANEOUS

         10.1 The captions in this  Agreement  are included for  convenience  of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         10.2  This  Agreement  may be  executed  simultaneously  in two or more counterparts,  each of which taken  together  shall  constitute one and the same instrument.

         10.3 If any provision of this  Agreement  shall be held or made invalid by a court decision,  statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

         10.4  This  Agreement  shall be  construed  and the  provisions  hereof interpreted  under and in accordance  with the laws of the State of New York. It shall also be subject to the provisions of the federal  securities  laws and the rules and regulations thereunder and to any orders of the SEC granting exemptive relief therefrom and the conditions of such orders.

         10.5  The  parties  agree  that  the  assets  and  liabilities  of each
Portfolio  are  separate and distinct  from the assets and  liabilities  of each other Portfolio.  No Portfolio shall be liable or shall be charged for any debt, obligation  or liability of any other  Portfolio.  No Trustee,  officer or agent shall be  personally  liable  for such  debt,  obligation  or  liability  of any
Portfolio.

         10.6  Each  party  shall  cooperate  with  each  other  party  and  all appropriate  governmental authorities (including without limitation the SEC, the
National Association of Securities Dealers, Inc. and state insurance regulators)
and shall permit such authorities  reasonable access to its books and records in connection with any  investigation  or inquiry relating to this Agreement or the transactions contemplated hereby.

         10.7 The rights,  remedies and obligations  contained in this Agreement are  cumulative  and  are in  addition  to any  and  all  rights,  remedies  and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

         10.8 No provision of this  Agreement  may be amended or modified in any manner except by a written agreement properly  authorized and executed by TRUST,
NB MANAGEMENT and the LIFE COMPANY.

         IN WITNESS  WHEREOF,  the  parties  have caused  their duly  authorized officers to execute  this Fund  Participation  Agreement as of the date and year first above written.

NEUBERGER BERMAN ADVISERS                    NEUBERGER BERMAN MANAGEMENT INC.
 MANAGEMENT TRUST

By:    PETER E. SUNDMAN                      By:    PETER E. SUNDMAN
      ------------------------------------      --------------------------------
Name:  Peter E. Sundman                      Name:  Peter E. Sundman
Title: Chairman and CEO                      Title: President

SECURITY BENEFIT LIFE INSURANCE COMPANY

By:    ELLIOTT SHIFMAN
      ------------------------------------
Name:  Elliott Shifman
Title: Vice President

APPENDIX A

NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST PORTFOLIOS

Balanced Portfolio

Growth Portfolio

Guardian Portfolio

International Portfolio

Limited Maturity Bond Portfolio

Liquid Asset Portfolio

Mid-Cap Growth Portfolio

Partners Portfolio

Socially Responsive Portfolio

                                   APPENDIX B

SEPARATE ACCOUNTS                                         SELECTED PORTFOLIOS

SBL Variable Annuity Account XIV                          Guardian Portfolio
                                                          Partners Portfolio